NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
May 2, 2013

FIRST QUARTER 2013 OPERATING RESULTS AND INCREASED 2013 FFO GUIDANCE
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, May 2, 2013 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter ended March 31, 2013. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Recurring FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended
	March 31,
	2013	2012
	(in thousands, except per share data)
Revenues	$92,565	$77,385

Net earnings available to common stockholders	$29,304	$24,755
Net earnings per common share	$0.25	$0.23

FFO available to common stockholders	$54,618	$41,820
FFO per common share	$0.47	$0.39

Recurring FFO available to common stockholders	$55,377	$44,890
Recurring FFO per common share	$0.48	$0.42

AFFO available to common stockholders	$56,992	$46,260
AFFO per common share	$0.49	$0.44

•	Portfolio occupancy was 97.8% at March 31, 2013, as compared to 97.9% at December 31, 2012, and 97.5% at March 31, 2012

Investments and Dispositions for the quarter ended March 31, 2013:

•	Investments:

◦	$42.6 million in property investments, including the acquisition of 17 properties with an aggregate 162,000 square feet of gross leasable area

•	Dispositions:

◦	Two properties with net proceeds of $3.6 million producing $505,000 of gains on sales (not included in FFO)
Capital transactions for the quarter ended March 31, 2013:

•	Raised $164.0 million in net proceeds from the issuance of 5,041,537 common shares

April 2013 transactions:

•	Invested $116.4 million in property investments, including the acquisition of 46 properties with an aggregate 134,240 square feet of gross leasable area

•	Closed on public offering of $350 million of 3.30% senior unsecured notes due April 15, 2023

National Retail Properties announced an increase in 2013 FFO guidance from a range of $1.81 to $1.85 to a range of $1.85 to $1.89 per share before any impairment expense. 2013 AFFO is estimated to be $1.93 to $1.97 per share. The FFO guidance equates to net earnings before any gains or losses from the sale of real estate of $1.08 to $1.12 per share plus $0.77 per share of expected real estate depreciation and amortization. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: “Very strong recurring FFO per share growth of 14% in the first quarter was driven by continued high occupancy, improved operating expense efficiencies and increased rental revenue from 2012's property acquisitions. Additionally, we have taken advantage of the strong capital markets environment by issuing both long term fixed rate debt and common equity at very attractive pricing which provides very accretive funding for additional acquisitions. All of this has allowed us to increase our 2013 FFO guidance to levels that are projected to produce approximately 7-8% growth in recurring FFO per share results for 2013.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of March 31, 2013, the company owned 1,636 properties in 47 states with a gross leasable area of approximately 19.3 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on May 2, 2013, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of our tenants, the availability of capital, risks related to our status as a REIT and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the SEC for the quarter ended March 31, 2013. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2013	2012
Income Statement Summary

Revenues:
Rental and earned income	$88,598	$73,074
Real estate expense reimbursement from tenants	2,977	2,849
Interest and other income from real estate transactions	384	707
Interest income on commercial mortgage residual interests	606	755
	92,565	77,385

Retail operations:
Revenues	—	11,224
Operating expenses	—	(11,062)
Net	—	162

Operating expenses:
General and administrative	8,264	7,604
Real estate	3,954	4,576
Depreciation and amortization	23,755	17,765
Impairment – commercial mortgage residual interests valuation	—	—
Impairment losses	1,812	35
	37,785	29,980

Other expenses (revenues):
Interest and other income	(334)	(358)
Interest expense	21,827	19,818
	21,493	19,460

Income tax benefit (expense)	780	(115)
Equity in earnings of unconsolidated affiliate	—	150

Earnings from continuing operations	34,067	28,142

Earnings (loss) from discontinued operations	(164)	1,682

Earnings including noncontrolling interests	33,903	29,824

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	219	14
Discontinued operations	(56)	(6)
	163	8

Net earnings attributable to NNN	34,066	29,832
Series C preferred stock dividends	—	(1,979)
Series D preferred stock dividends	(4,762)	—
Excess of redemption value over carrying value of Series C preferred shares redeemed	—	(3,098)
Net earnings available to common stockholders	$29,304	$24,755

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2013	2012

Weighted average common shares outstanding:
Basic	113,491	104,841
Diluted	115,850	106,211

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.26	$0.22
Discontinued operations	—	0.01
Net earnings	$0.26	$0.23

Diluted:
Continuing operations	$0.25	$0.22
Discontinued operations	—	0.01
Net earnings	$0.25	$0.23

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2013	2012
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$29,304	$24,755
Real estate depreciation and amortization:
Continuing operations	23,691	16,910
Discontinued operations	36	390
Joint venture real estate depreciation	—	44
Gain on disposition of real estate	(505)	(314)
Impairment losses - real estate	2,092	35
Total FFO adjustments	25,314	17,065
FFO available to common stockholders	$54,618	$41,820

FFO per share:
Basic	$0.48	$0.40
Diluted	$0.47	$0.39

Recurring Funds from Operations Reconciliation:
Net earnings available to common shareholders	$29,304	$24,755
Total FFO adjustments	25,314	17,065
FFO available to common shareholders	54,618	41,820

Excess of redemption value over carrying value of preferred share redemption	—	3,098
Impairment losses and other charges, net of recoveries	759	(28)
Total Recurring FFO adjustments	759	3,070
Recurring FFO available to common shareholders	$55,377	$44,890

Recurring FFO per share:
Basic	$0.49	$0.43
Diluted	$0.48	$0.42

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2013	2012
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common shareholders	$29,304	$24,755
Total FFO adjustments	25,314	17,065
Total Recurring FFO adjustments	759	3,070
Recurring FFO available to common stockholders	55,377	44,890

Straight line accrued rent	(777)	(795)
Net capital lease rent adjustment	400	402
Below market rent amortization	(625)	(635)
Stock based compensation expense	1,714	1,785
Capitalized interest expense	(219)	(431)
Convertible debt interest expense	1,122	1,044
Total AFFO adjustments	1,615	1,370
AFFO available to common stockholders	$56,992	$46,260

AFFO per share:
Basic	$0.50	$0.44
Diluted	$0.49	$0.44

Other Information:
Percentage rent	$372	$109
Amortization of debt costs	$907	$828
Scheduled debt principal amortization (excluding maturities)	$260	$288
Non-real estate depreciation expense	$61	$22

National Retail Properties, Inc. (in thousands) (unaudited)

Earnings from Discontinued Operations:  NNN classified the revenues and expenses related to properties which were sold or were held for sale as of March 31, 2013 and generated revenue, as discontinued operations. The following is a summary of the earnings (loss) from discontinued operations.

	Quarter Ended
	March 31,
	2013	2012

Revenues:
Rental and earned income	$539	$2,122
Real estate expense reimbursement from tenants	72	104
Interest and other income from real estate transactions	5	2
	616	2,228

Expenses:
General and administrative	2	2
Real estate	30	280
Depreciation and amortization	50	403
Impairment losses and other charges, net of recoveries	1,039	(28)
Interest	164	184
	1,285	841

Gain on disposition of real estate	505	314
Income tax expense	—	(19)

Earnings (loss) from discontinued operations attributable to NNN	(164)	1,682
Earnings attributable to noncontrolling interests	(56)	(6)

Earnings (loss) from discontinued operations attributable to NNN	$(220)	$1,676

National Retail Properties, Inc. (in thousands) (unaudited)

	March 31, 2013	December 31, 2012
Balance Sheet Summary

Assets:
Cash and cash equivalents	$3,442	$2,076
Receivables, net of allowance	3,260	3,112
Mortgages, notes and accrued interest receivable	26,884	27,770
Real estate portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	3,801,517	3,788,053
Accounted for using the direct financing method	22,817	23,217
Real estate held for sale	23,492	23,537
Commercial mortgage residual interests	13,719	13,096
Accrued rental income, net of allowance	26,161	25,458
Debt costs, net of accumulated amortization	11,874	12,781
Other assets	68,624	68,926
Total assets	$4,001,790	$3,988,026

Liabilities:
Line of credit payable	$59,400	$174,200
Mortgages payable, including unamortized premium	10,328	10,602
Notes payable - convertible, net of unamortized discount	222,084	236,500
Notes payable, net of unamortized discount	1,165,897	1,165,662
Accrued interest payable	28,130	17,527
Other liabilities	73,191	85,950
Total liabilities	1,559,030	1,690,441

Stockholders’ equity of NNN	2,441,623	2,296,285
Noncontrolling interests	1,137	1,300
Total equity	2,442,760	2,297,585

Total liabilities and equity	$4,001,790	$3,988,026

Common shares outstanding	116,891	111,555

Gross leasable area, Property Portfolio (square feet)	19,267	19,168

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of March 31,
	Line of Trade	2013(1)	2012 (2)
1.	Convenience stores	19.8%	23.5%
2.	Restaurants - full service	10.7%	11.7%
3.	Automotive service	7.7%	5.3%
4.	Automotive parts	5.5%	6.2%
5.	Restaurants - limited service	5.2%	3.6%
6.	Theaters	4.8%	4.7%
7.	Sporting goods	4.0%	4.6%
8.	Health and fitness	3.6%	2.4%
9.	Wholesale clubs	3.4%	3.8%
10.	Home improvement	3.0%	2.1%
11.	Consumer electronics	3.0%	3.3%
12.	Drug stores	3.0%	3.3%
13.	Recreational vehicle dealers, parts and accessories	2.9%	2.6%
14.	Travel plazas	2.2%	2.4%
15.	Family entertainment centers	2.2%	2.0%
16.	Books	1.7%	1.9%
17.	Home furnishings	1.6%	0.8%
18.	Grocery	1.6%	1.9%
19.	General merchandise	1.5%	1.3%
20.	Financial services	1.3%	1.2%
	Other	11.3%	11.4%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	21.7%	6.	California	4.2%
2.	Florida	9.3%	7.	Indiana	4.2%
3.	Illinois	5.7%	8.	Pennsylvania	3.6%
4.	North Carolina	4.6%	9.	Virginia	3.6%
5.	Georgia	4.6%	10.	Ohio	3.3%

(1)	Based on the annualized base rent for all leases in place as of March 31, 2013.

(2)	Based on the annualized base rent for all leases in place as of March 31, 2012.

National Retail Properties, Inc.
Property Portfolio

Top Tenants (> 2.0%)

	Properties	% of Total (1)
Susser	86	5.5%
Pantry	84	4.9%
Mister Car Wash	75	4.8%
7-Eleven	68	4.6%
AMC Theatre	15	4.0%
LA Fitness	16	3.5%
BJ's Wholesale Club	7	3.4%
Camping World	21	2.9%
Best Buy	19	2.9%
Gander Mountain	9	2.5%
Road Ranger	27	2.3%
Pull-A-Part	20	2.3%
Bloomin' Brands (Outback)	34	2.1%
Logan's Roadhouse	29	2.1%
Pep Boys	17	2.0%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2013	1.0%	21	324,000	2019	2.9%	46	766,000
2014	2.6%	40	583,000	2020	3.4%	96	907,000
2015	2.3%	34	638,000	2021	4.8%	98	867,000
2016	1.8%	30	539,000	2022	7.4%	93	1,071,000
2017	3.9%	46	1,008,000	2023	3.6%	45	892,000
2018	4.5%	60	1,254,000	Thereafter	61.8%	983	9,780,000

(1)	Based on the annual base rent of $357,978,000, which is the annualized base rent for all leases in place as of March 31, 2013.

(2)	As of March 31, 2013, the weighted average remaining lease term is 12 years.

(3)	Square feet.